Exhibit 10.14
AMENDMENT TO
GEN-PROBE INCORPORATED
CHANGE-IN-CONTROL SEVERANCE COMPENSATION PLAN
     Gen-Probe Incorporated hereby amends the Gen-Probe Incorporated Change-in-Control Severance Compensation Plan (the “Plan”), pursuant to its authority under Section 4.2 of the Plan.
     1. The first sentence of Section 1.1 is amended in its entirety to read as follows:
     “An Employee who is not an officer of the Company shall be entitled to participate in this Plan upon the termination of his or her employment within 12 months following a Change in Control by the Company without Cause, provided in any case that (a) the termination occurs within the period set forth in Section 4.1, and (b) such termination constitutes a “separation from service” within the meaning of Treasury Regulation Section 1.409A-1(h) (a “Separation from Service”).”
     2. Section 2.2 is amended in its entirety to read as follows:
     “In lieu of any further salary payment to the Employee for periods subsequent to the Date of Termination, provided the Employee has executed a release of claims against the Company in a form acceptable to the Company on or prior to the fiftieth (50th) day following the Employee’s Date of Termination, and does not revoke such release within any applicable period required by law, the Company shall pay, in accordance with the provisions of Section 2.3 below, as severance pay to him after the Date of Termination, Weekly Salary calculated as set forth in Sections 1.2 and 1.3.”
     3. Section 2.3 is amended in its entirety to read as follows:
     “The Company shall pay the full amount of the aggregate Weekly Salary determined under Section 1.3 in a single lump sum payment within sixty (60) days following the Date of Termination.”
     4. Section 2.4 is amended in its entirety to read as follows:
     “The Company shall also pay to the Employee all reasonable legal fees and expenses incurred by the Employee within ten years following the Date of Termination in successfully seeking to obtain or enforce any right provided by this Plan. To the extent that any such reimbursements are subject to the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), (a) any reimbursements payable to the Employee pursuant to this Section 2.4 shall be paid to the Employee no later than December 31 of the year following the year in which the cost was incurred, (b) the amount of expenses reimbursed in one year shall not affect the amount eligible for reimbursement in any subsequent year, and (c) the Employee’s right to reimbursement under this Section 2.4 will not be subject to liquidation or exchange for another benefit.”

     5. The following shall be added to the Plan as a new Section 2.8:
     “Notwithstanding any provision to the contrary herein, if the Employee is deemed by the Company on the Date of Termination to be a “specified employee” for purposes of the Code, to the extent delayed commencement of any portion of the benefits to which the Employee is entitled under the Plan is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, such portion of the Employee’s benefits shall not be provided to the Employee prior to the earlier of (a) the expiration of the six-month period measured from the Date of Termination or (b) the date of the Employee’s death. Upon the first business day following the expiration of the applicable Code Section 409A(a)(2)(B)(i) deferral period, all payments deferred pursuant to this Section shall be paid in a lump sum to the Employee, and any remaining payments due under the Plan shall be paid as otherwise provided herein.”
     6. Section 9.4 is amended in its entirety to read as follows:
     ““Date of Termination” means if the Employee’s employment is terminated by the Company (or any successor to the Company) for any reason, the date of the Employee’s Separation from Service from the Company (or any successor to the Company).”
     IN WITNESS WHEREOF, Gen-Probe Incorporated, by its authorized officer, has caused this Amendment to the Gen-Probe Incorporated Change-in-Control Severance Compensation Plan to be executed this 2nd day of October 2008.

GEN-PROBE INCORPORATED
By:	/s/ Diana De Walt

Its: Senior Vice President, Human Resources